Exhibit 99.1

Media Contact:	FOR IMMEDIATE RELEASE

Teresa Nilsen

Hennessy Advisors, Inc.

terry@hennessyadvisors.com; 800-966-4354

Hennessy Advisors, Inc. Completes Offering of $40.25 Million

4.875% Notes Due 2026

October 20, 2021, Novato, CA – Hennessy Advisors, Inc. (the “Company”) (NASDAQ: HNNA) today announced that it has closed an underwritten public offering of 4.875% unsecured notes due 2026 (the “2026 Notes”) in an aggregate principal amount of $40.25 million, which includes $5.25 million of 2026 Notes issued pursuant to the full exercise of the underwriters’ option. Oppenheimer & Co. Inc. acted as book-running manager for the offering, and Janney Montgomery Scott LLC acted as co-manager.

The Company and this issuance of the 2026 Notes both received an investment-grade rating of “A” from Egan-Jones Ratings Company, an independent unaffiliated ratings agency. The Company expects the 2026 Notes to begin trading on Nasdaq under the trading symbol HNNAZ within 30 days.

“We are proud of our consistent financial results, our track record of accretive acquisitions, and our commitment to organic growth. This bond offering was an efficient way to raise capital for the next steps in our Company’s growth,” said Neil Hennessy, Chairman and CEO of Hennessy Advisors, Inc. “I believe we are now in a remarkable position to continue implementing our existing business strategies,” he added.

The offering resulted in net proceeds to the Company of approximately $39 million after deducting underwriting discounts and commissions, but before expenses. The Company expects to use the net proceeds from the offering for general corporate purposes, which may include future acquisitions or repurchase of shares of the Company’s outstanding common stock pursuant to a self-tender offer.

The Company offered the 2026 Notes under the registration statement on Form S-1 that the Company initially filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2021, and that the SEC declared effective on October 13, 2021. The offering of the 2026 Notes was made by means of a prospectus, which was filed with the SEC. Copies of the registration statement and prospectus are available on the SEC’s website and may also be obtained from:

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

FixedIncomeProspectus@opco.com

Supplemental Information

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Hennessy Advisors, Inc.

Hennessy Advisors, Inc. is a publicly traded investment manager offering a broad range of domestic equity, multi-asset, and sector and specialty mutual funds. Hennessy Advisors, Inc. is committed to providing superior service to shareholders and employing a consistent and disciplined approach to investing based on a buy-and-hold philosophy that rejects the idea of market timing.

Forward-Looking Statements

This press release contains “forward-looking statements” for which Hennessy Advisors, Inc. claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations and projections about future events based on currently available information. Forward-looking statements are not a guarantee of future performance or results and are not necessarily accurate indications of the times at which, or means by which, such performance or results may be achieved. Forward-looking statements are subject to risks, uncertainties, and assumptions, including those described in the sections entitled “Risk Factors” and elsewhere in the reports that Hennessy Advisors, Inc. files with the Securities and Exchange Commission. Unforeseen developments could cause actual performance or results to differ substantially from those expressed in, or suggested by, the forward-looking statements. Hennessy Advisors, Inc. management does not assume responsibility for the accuracy or completeness of the forward-looking statements and undertakes no responsibility to update any such statement after the date of this press release to conform to actual results or to changes in expectations.